                                                                                                      EXHIBIT 31

                                                  CERTIFICATION

I, W. JAMES SCILACCI, certify that:

1.   I have reviewed this annual report on Form 10-K, and all reports on Form 10-Q containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of SCE
Funding LLC;

2.   Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports; and

4.   Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has  complied with its servicing obligations and minimum servicing standards under the servicing agreement.

In giving the certifications above, I have reasonably relied on information provided to me by Southern
California Edison Company, as servicer and depositor.

Date:  March 15, 2004

                                              /s/ W. JAMES SCILACCI
                            --------------------------------------------------------
                                                W. JAMES SCILACCI
                                             Director and President
                                                 SCE Funding LLC